                                                                    Exhibit 21.1

                         Subsidiaries of the Registrant
                         ------------------------------


     ANSYS Operating Corporation, a Delaware corporation

     SAS Acquisition Corp., a Delaware corporation

     SAS IP, Inc., a Wyoming corporation